SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.  20549

                           FORM 8-K/A
                         AMENDMENT NO. 1
                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                  Date of Report - May 31, 1995

                          ANUHCO, INC.

                State of Incorporation - Delaware

                  Commission File No. - 0-12321

          IRS Employer Identification No. - 46-0278762


                9393 West 110th Street, Suite 100
                  Overland Park, Kansas  66210
                Telephone Number - (913)-451-2800

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

On May 31, 1995, Anuhco, Inc ("Anuhco") completed the acquisition of all of the issued and outstanding stock of Agency Premium Resource, Inc. and Subsidiary ("APR"). The purchase price, together with payments for certain services to be rendered by the sellers after closing, was approximately $11.5 million. In addition to the Stock Purchase Agreement by which Anuhco acquired all of the APR stock, Anuhco entered into a consulting agreement with Seafield Capital Corporation ("Seafield"), the former majority shareholder of APR, and an employment agreement with C. Ted McCarter, APR's president and chief executive officer. Under the former, Anuhco is entitled to consult with Seafield about APR for three years. Under the latter, APR is entitled to the continuation of Mr. McCarter's services as president and chief executive officer for five years. This transaction will be accounted for as a purchase. Anuhco utilized a portion of its available cash to consummate the purchase. Anuhco assumed certain guarantees of the APR financing arrangements. Such guarantees would have exceeded $20 million at December 31, 1994. The terms of the acquisition and the purchase price resulted from negotiations between Anuhco and the APR shareholders, Seafield and APR's Chief Executive Officer,
C. Ted McCarter.

APR offers premium financing and related services through approved insurance agencies, primarily throughout the midwestern United
States. Its wholly owned subsidiary, Agency Services, Inc., provides motor vehicle report services throughout the same geographic area.

Anuhco intends for APR to continue its operation as an autonomous finance company. Existing management will continue, including all officers, with C. Ted McCarter to continue as Chief Executive Officer of APR under a five year employment agreement. This acquisition would provide Anuhco a base from which to grow a financial services operation. Expansion of the financial services operation is expected to include continued growth of APR and possibly the acquisition of units which would complement the operation of APR. In management's opinion, the acquisition of APR will not have a dilutive effect on consolidated earnings.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS
                  INDEX TO FINANCIAL STATEMENTS
                                                            Page
(a)  Historical Financial Statements of Agency Premium
       Resource, Inc. and Subsidiary (business acquired)

     Condensed Interim Financial Statements (unaudited)

       Consolidated Balance Sheet as of March 31, 1995        4

       Consolidated Statements of Earnings for the Three
         Months Ended March 31, 1995 and 1994                 5

       Consolidated Statements of Cash Flows for the Three
         Months Ended March 31, 1995 and 1994                 6

       Notes to Condensed Interim Financial Statements        7

     Annual Financial Statements

       Report of Independent Public Accountants               8

       Consolidated Balance Sheets as of December 31,
         1994 and 1993                                        9

       Consolidated Statements of Earnings for the
         years ended December 31, 1994 and 1993              10

       Consolidated Statements of Cash Flows for the
         years ended December 31, 1994 and 1993              11

       Consolidated Statements of Stockholders' Equity
         for the years ended December 31, 1994 and 1993      12

       Notes to Consolidated Financial Statements            13

(b)  Condensed Pro Forma Financial Statements (Unaudited)

       Description of Pro Forma Financial Statements         19

       Condensed Pro Forma Balance Sheet at March 31, 1995   20

       Condensed Pro Forma Statement of Earnings for the
         year ended December 31, 1994                        21

       Condensed Pro Forma Statement of Earnings for the
         three months ended March 31, 1995                   22

     Notes to Pro Forma Financial Statements                 23

(c)  Exhibits

 2(a)  Plan of Acquisition - Stock Purchase Agreement by and among
       Anuhco, Inc., Seafield Capital Corporation, and C. Ted
       McCarter, dated May 23, 1995.  Incorporated by reference to
       Exhibit 2(a) to Current Report on Form 8-K, dated May 31,
       1995.

10(a) Material Contract - Consulting and Assignment Agreement by and between Seafield Capital Corporation and Anuhco, Inc., dated May 31, 1995. Incorporated by reference to Exhibit
       10(a) to Current Report on Form 8-K, dated May 31, 1995.


                  AGENCY PREMIUM RESOURCE, INC.
                     Condensed Balance Sheet
                           (Unaudited)
                         (in thousands)
                       ASSETS
                              March 31, 1995
Current Assets -
  Cash & investments               $   990
  Finance receivables                7,511
  Other                                 63
    Total Current Assets             8,564
Furniture & Equipment, net              82
Other Assets                           158
    Total Assets                   $ 8,804

            LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities                $   851
Other Liabilities                       21
    Total Liabilities                  872
Shareholders' Equity                 7,932
    Total Liabilities &
    Shareholders' Equity           $ 8,804

     The accompanying notes to condensed financial statements are an integral part of this statement.

                  AGENCY PREMIUM RESOURCE, INC.
                     Statements of Earnings
           Three Months Ended March 31, 1995 and 1994
                           (Unaudited)
                         (in thousands)
                                      Three Months Ended March 31
                                          1995           1994
Operating Revenue                       $   907        $   811

Operating Expenses:
 Salaries, wages & employee benefits        242            228
 Operating supplies & expenses              454            488
 Depreciation & amortization                 42             32
Total operating expenses                    738            748
Operating Income                            169             63
Nonoperating Income (Expense)               -              -
Income Before Income Taxes                  169             63
Income Tax Provision                         60             24
Net Income                              $   109        $    39

     The accompanying notes to condensed financial statements are an integral part of this statement.

                  AGENCY PREMIUM RESOURCE, INC.
               Condensed Statements of Cash Flows
           Three Months Ended March 31, 1995 and 1994
                           (Unaudited)
                         (in thousands)
                                       Three Months Ended March 31
                                           1995           1994
Operating Activities
 Earnings from continuing operations      $  109        $   39
 Adjustments to reconcile net earnings
   to net cash provided (used) by
   operating activities:
     Depreciation & amortization              42            32
     Bad debt expense                         39            74
     Other, including changes in
       working capital                      (260)          212
     Net cash provided (used) by
       operating activities                 ( 70)          357

Investing Activities

  Securitization of accounts receivables   1,000          (200)
  Additions to accounts receivable          (462)         (155)
  Other                                     ( 10)         (  5)
      Net cash provided (used) by
        investing activities                 528          (360)

Net Increase (Decrease) in Cash
  & Investments                           $  458        $ (  3)

     The accompanying notes to condensed financial statements are an integral part of this statement.

                  AGENCY PREMIUM RESOURCE, INC.

             Notes to Condensed Financial Statements
                           (Unaudited)

(1)  Condensed Financial Statements:

The condensed financial statements of Agency Premium Resource, Inc. ("APR") included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and have not been examined or reviewed by independent public accountants. In the opinion of management, all adjustments necessary to present fairly the results of operations have been made.

Pursuant to SEC rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from these statements.
In the opinion of management the disclosures contained herein, when read in conjunction with the financial statements and notes included in APR's 1994 audited financial statements filed herewith are adequate to make the information presented not misleading. It is suggested, therefore, that these statements be read in conjunction with the statements and notes included with those financial statements.

(2)  Acquisition:

APR, a premium finance company, was a majority owned subsidiary of Seafield Capital Corporation ("Seafield"). On May 23, 1995, Seafield and the minority shareholder and CEO of APR, C. Ted McCarter, entered into an agreement for the sale of 100% of the issued and outstanding shares of common stock of APR to Anuhco, Inc.

The accompanying financial statements do not reflect the costs associated with the sale.



                      KPMG Peat Marwick LLP
                     1000 Walnut, Suite 1600
                         P.O. Box 13127
                     Kansas City, MO.  64199


                  INDEPENDENT AUDITORS' REPORT


The Board of Directors
Agency Premium Resource, Inc.
  and Subsidiary:

We have audited the accompanying consolidated balance sheets of Agency Premium Resource, Inc. and subsidiary as of December 31, 1994 and 1993 and the related consolidated statements of earnings, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management,as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Agency Premium Resource, Inc. and subsidiary as of December 31, 1994 and 1993 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                              /s/ KPMG Peat Marwick LLP

February 9, 1995

                  AGENCY PREMIUM RESOURCE, INC.
                   Consolidated Balance Sheets
                   December 31, 1994 and 1993
              Assets                           1994        1993
Current assets:
  Accounts receivable, net of allowance for
    uncollectible accounts of $210,970 and
    $285,814 and unearned interest of
    $177,363 and $114,310 in 1994 and 1993
    and sold receivables of $23,000,000 and
    $19,000,000 in 1994 and 1993 (note 2)   $8,088,077  $5,737,732
  Short term investments                     1,002,245   2,261,399
  Prepaid expenses and other                    55,312      41,092
  Deferred income tax assets (note 5)           89,260      99,448
     Total current assets                    9,234,894   8,139,671

Furniture and equipment, net of accumulated
  depreciation of $184,467 in 1994 and
  $151,500 in 1993                              59,501      59,143
Capital lease, net of accumulated amortiza-
  tion of $5,592 (note 6)                       22,366      - -
Deferred transaction costs, net of accumu-
  lated amortization of $145,226 in 1994
  and $41,156 in 1993 (note 2)                 108,782     144,048
Deferred income tax asset (note 5)               - -        29,400
                                            $9,425,543  $8,372,262
    Liabilities and Stockholders' Equity
Current liabilities:
  Bank overdrafts                           $  445,125  $  381,489
  Accounts and premiums payable                664,001     399,139
  Current income taxes-payable to parent       149,740      85,251
  Accrued expenses and other                   318,215     213,456
  Capital lease - current (note 6)               5,620      - -
Total current liabilities                    1,582,701   1,079,335

Capital lease - noncurrent (note 6)             16,062      - -
Deferred income tax liability (note 5)           3,611      - -

Stockholders' equity:
  Common stock, $1 stated value, 30,000
    shares authorized; 1,500 shares
    issued and outstanding                       1,500       1,500
  Paid-in capital                            8,280,341   8,280,341
  Accumulated deficit                         (458,672)   (988,914)
     Total stockholders' equity              7,823,169   7,292,927
                                            $9,425,543  $8,372,262

             See accompanying notes to consolidated
                      financial statements.

                  AGENCY PREMIUM RESOURCE, INC.

               Consolidated Statements of Earnings
             Years ended December 31, 1994 and 1993
                                             1994         1993
Revenues:
  Interest income                         $1,252,487   $1,664,049
  Service revenue                          1,854,780    1,235,122
  Other revenue                              582,852      549,318
    Total revenues                         3,690,119    3,448,489

Expenses:
  Salaries and benefits (note 7)             931,311      794,969
  Service expense                            940,143      614,762
  Commissions expense                        250,125      206,055
  Occupancy                                   42,161       44,993
  Depreciation and amortization              142,678       73,982
  Other operating expense                    429,570      495,383
     Total operating expenses              2,735,988    2,230,144

  Bad debt expense                           119,622      220,400
  Interest expense (notes 3 and 4)             9,587      430,087
  Other expenses                              14,174        7,238

     Total expenses                        2,879,371    2,887,869

     Earnings before income tax expense      810,748      560,620

Income tax expense (note 5)                  280,506      194,220

     Net earnings                         $  530,242   $  366,400

             See accompanying notes to consolidated
                      financial statements.

                  AGENCY PREMIUM RESOURCE, INC.

              Consolidated Statements of Cash Flows
             Years ended December 31, 1994 and 1993
                                             1994        1993
Cash flows from operating activities:
   Net earnings                          $  530,242  $  366,400
   Adjustments to reconcile net earnings
   to net cash used in operating
   activities:
      Depreciation and amortization         142,678      73,982
      Bad debt expense                      119,622     220,400
      Changes in assets and liabilities:
         Income taxes                       107,688      (4,993)
         Prepaid expenses                   (14,220)    (14,901)
         Accounts and premiums payable      264,862     118,577
         Accrued expenses and other         104,759      29,133
           Net cash provided by
           operating activities           1,255,631     788,598

Cash flows from investing activities:
   Sale (purchase) short-term investments 1,259,154  (2,261,399)
   Securitization of accounts receivable  4,000,000  19,000,000
   Capitalization of transaction costs       68,804)   (185,204)
   Additions to accounts receivable      (6,469,967) (6,840,815)
   Additions to furniture and equipment     (33,556)    (19,729)
   Proceeds from sale of furniture and
      equipment                                 182       - -
         Net cash provided (used) by
         investing activities            (1,312,991)  9,692,853

Cash flows from financing activities:
   Repayment of note payable to bank,net      - -    (8,340,000)
   Repayment of subordinated notes payable
      to related parties, net                 - -    (2,000,000)
   Payments on capital lease obligation      (6,276)       - -
   Increase(decrease) in bank overdrafts     63,636    (141,451)
         Net cash provided (used) by
           financing activities              57,360 (10,481,451)
         Net increase in cash                 - -         - -
Cash at beginning of year                     - -         - -
Cash at end of year                      $    - -   $     - -
Supplemental disclosure:
   Cash paid for interest                $    9,587 $   478,963
   Cash paid to parent and states for
     income taxes                        $  172,818 $   198,554

             See accompanying notes to consolidated
                      financial statements.

                  AGENCY PREMIUM RESOURCE, INC.

         Consolidated Statements of Stockholders' Equity
             Years ended December 31, 1994 and 1993

                     Common     Paid-in   Accumulated
                     stock     capital     deficit         Total
Balance at
December 31, 1992   $ 1,500  $8,280,341  $(1,355,314)   $6,926,527

Net earnings           -         -           366,400       366,400

Balance at
December 31, 1993     1,500   8,280,341     (988,914)    7,292,927

Net earnings           -          -          530,242       530,242

Balance at
December 31, 1994   $ 1,500  $8,280,341  $  (458,672)   $7,823,169

  See accompanying notes to consolidated financial statements.
                  AGENCY PREMIUM RESOURCE, INC.

           Notes to Consolidated Financial Statements
                   December 31, 1994 and 1993

(1)   Summary of Significant Accounting Policies

      (a)  Organization

           Agency Premium Resource, Inc., (the Company) a subsidiary of Seafield Capital Corporation (Seafield), was formed on January 1, 1989. The Company offers premium financing and related services through approved insurance agencies. Agency Services, Inc., a wholly-owned subsidiary, provides motor vehicle report services.

      (b)  Basis of Presentation

           The accompanying consolidated financial statements have been prepared on the accrual basis in conformity with generally accepted accounting principles. All significant intercompany transactions have been eliminated in consolidation.

      (c)  Furniture and Equipment

           Furniture and equipment are stated at cost.
           Depreciation of furniture and equipment is provided over the estimated useful lives of assets (two to ten years) using the straight-line method.

      (d)  Income Taxes

           The provision for income taxes is based on income recognized for financial statement purposes and includes the effects of temporary differences between such income and that recognized for tax purposes. The operating results of the Company have been included in consolidated federal income tax returns with Seafield. The Company is reimbursed by or pays to Seafield the current tax benefit or expense as if it filed a separate return.

      (e)  Reclassifications

           Certain prior year amounts have been reclassified to conform with the current year presentation.

(2)   Securitization of Receivables

      In July, 1993, the Company entered into an extendable two-year agreement whereby it can sell undivided interests in a designated pool of accounts receivable on an ongoing basis. The maximum allowable amount of receivables to be sold was increased by amendment in August 1994 from $22,000,000 to $30,000,000, subject to voluntary reduction by the seller to a minimum of $12,000,000. As collections reduce accounts receivable in the pool, the purchaser permits the Company to apply such collections to additional purchases up to the maximum. The Company had securitized receivables of $23,000,000 at December 31, 1994 and $19,000,000 at December
      31, 1993. The net cash proceeds are reported as an investing activity in the accompanying consolidated statement of cash flows. The securitized receivables are reflected as sold in the accompanying consolidated balance sheet. The proceeds from the initial sale of receivable interests were used to retire bank debt and subordinated debts to the shareholders and the Company's Chief Executive Officer.

      The Company did not record a gain or loss on the sales as the costs of receivables sold approximated the proceeds. Receivables of $2,760,000 and $2,280,000 at December 31, 1994
      and 1993, respectively, are subordinated to undivided interests sold in the event of defaults or delinquencies with respect to the underlying receivables. A default reserve, which serves as collateral, is required for the greater of 12% of the accounts receivable sold, or an amount set forth by a formula based on preceding months' default ratios.

      The Company capitalized costs of approximately $69,000 in 1994 and $185,000 in 1993 related to the asset securitization. These costs are being amortized over a two-year period, with amortization expense of approximately
      $104,000 in 1994 and $41,000 in 1993.

      The Company continues to service the securitized receivables for which it receives a servicing fee. Included in the service revenue was $822,503 and $543,170 of servicing fees at December 31, 1994 and 1993, respectively.

(3)   Note Payable to Bank

      The Company had a $9,000,000 bank line of credit through July 22, 1993 to provide funding for premiums financed. In July, 1993, the Company retired this debt with cash provided from the securitization of receivables described in note 2.

(4)   Related Party Transactions

      The Chief Executive Officer owns 5% of the issued and outstanding shares of common stock of the Company and has option agreements to purchase an additional 14.9% of the issued and outstanding shares from Seafield.

      In October 1991, Seafield, the majority shareholder, advanced $2,000,000 to the Company. This advance was subordinate to the bank debt and carried an interest rate of 5.5%. In January 1993, Seafield advanced an additional $3,000,000 to the Company through an amendment to the original agreement. The Company also borrowed $700,000 from its Chief Executive Officer in the form of a thirty-day renewable note payable. In July 1993, the Company retired these debts with cash provided from the securitization of receivables described in note 2.

      The Company had an open line of credit with Seafield in the amount of $5,000,000. During 1994, there were draws made on this line of credit by the Company and all were repaid prior to year-end. During 1993, there were no draws on this line of credit.

      Interest expense on related party transactions was $8,026 and $167,641 for 1994 and 1993, respectively.

      The Chief Executive Officer purchased approximately $192,000 in receivables from the Company in 1993 at their unpaid balance. In June 1994, the Company received a settlement from an insurance company and a portion of the settlement funds were used to repurchase the $192,000 in receivables from the Chief Executive Officer.

(5)   Income Taxes

      Income tax expense (benefit) consists of the following:

                    1994                         1993
         Current  Deferred    Total   Current  Deferred     Total
Federal  $231,902  $47,724  $279,626  $195,755  $(3,814)  $191,941
State       5,405   (4,525)      880     2,592     (313)     2,279
         $237,307  $43,199  $280,506  $198,347  $(4,127)  $194,220

      Income tax expense approximates the amounts computed by applying the U. S. federal income tax rate of 34% to earnings before income taxes.

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1994 and 1993 are presented below:

                                            1994      1993
Deferred tax assets:
  Accounts receivable, due to the allow-
    ance for uncollectible accounts        $81,963   $116,984
  Accrued expenses                           6,462     28,646
  Furniture and equipment, due to
    differences in depreciation for
    book and tax purposes                     - -     (11,584)
  Other                                        835      9,310
  State net operating loss carryforwards     6,881     50,016
      Total gross deferred tax assets       96,141    193,372

  Less valuation allowance                   6,881     64,524
                                           $89,260   $128,848
Deferred tax liabilities:
  Furniture and equipment, due to
    differences in depreciation for
    book and tax purposes                  $ 3,345   $   - -
  Other                                        266       - -
                                           $ 3,611   $   - -

      The valuation allowance for deferred tax assets as of January 1, 1993 was $104,081. The decrease in the total valuation allowance for the years ended December 31, 1994 and 1993 was $57,643 and $39,557, respectively. The decrease each year in the valuation allowance is primarily attributed to the utilization of state net operating loss carryforwards.

      At December 31, 1994, the Company has net operating loss carryforwards for state income tax purposes of $116,411 which are available to offset future state taxable income, if any, through 2005.

(6)   Commitments

      Total rent expense was $50,904 and $52,766 in 1994 and 1993, respectively. The Company is obligated under certain noncancelable rental agreements which terminate through July 1996. The minimum future payments under these agreements are as follows:

                         Year      Amount
                         1995      $50,234
                         1996       23,347

      In January 1994, the Company entered into a noncancelable capital lease payable in thirty monthly installments of $580 and a final payment of $12,722. Amortization expense related to the capitalized asset was $5,592 in 1994.

(7)   Retirement Plans

      The Company is a member of the Seafield Capital Corporation 401(k) Savings Plan and Trust (401(k) Plan) and the Seafield Capital Corporation Money Purchase Pension Plan (Pension
      Plan), both of which are defined contribution plans. All full-time employees who have worked 500 hours within the first six months of employment are eligible to participate in the Plans.

      Participants in the 401(k) Plan may contribute 2% to 10% of annual compensation. The Company contributes for each participant an amount equal to 50% of the participant's contribution up to 10% of annual compensation. A participant is immediately fully vested with respect to the participant's contributions and the Company contributions vest over five years. Participant contributions are invested by the Trustees of the Plan at the direction of the participants in one or more of six investment funds, one of which is a Seafield Stock Fund. The matching contributions made by the Company were $19,439 and $16,990 in 1994 and 1993, respectively.

      Under the Pension Plan, the Company contributes 7% of each eligible participant's annual compensation up to the social security wage base plus 12.7% for any excess up to the salary limits of $150,000 for 1994 and $235,840 for 1993.
      Participants become 100% vested after five years of service, normal retirement at age sixty-five or in the event of disability or death while employed by the Company.
      Provisions for contributions to the Pension Plan by the Company were $50,251 and $37,755 in 1994 and 1993, respectively.

      Implementation of Financial Accounting Standards Board Statement No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", did not have an impact on the Company's financial condition or results of operations.

         ANUHCO, INC. AND AGENCY PREMIUM RESOURCE, INC.

               Description of Condensed Pro Forma
                      Financial Statements

On May 31, 1995, Anuhco, Inc. ("Anuhco") completed the acquisition of all of the issued and outstanding stock of Agency Premium Resource, Inc. and Subsidiary ("APR"). The purchase price, together with payment for certain services to be rendered by the sellers after closing, will be approximately $11.5 million. This transaction will be accounted for as a purchase.

The entities involved in the pro forma financial statements are Anuhco, the Registrant, and APR. Anuhco's and APR's normal fiscal year is a calendar year ending December 31.

The pro forma balance sheet was prepared using the historical balance sheets of Anuhco and APR as of March 31, 1995. Anuhco previously reported its information on Form 10-Q.

The fiscal year ending December 31, 1994 and three months ending March 31, 1995, pro forma income statements were prepared using the historical income statements of Anuhco and APR for the year ended December 31, 1994, and the three months ended March 31, 1995, Anuhco's historical information having been previously reported on Form 10-K and Form 10-Q, respectively.

         ANUHCO, INC. AND AGENCY PREMIUM RESOURCE, INC.
                Condensed Pro Forma Balance Sheet
                      as of March 31, 1995
                           (Unaudited)
                         (in thousands)
                             Historical         Pro Forma Pro Forma
                      Anuhco    APR   Combined Adjustments Combined
Current Assets -
 Cash & investments   $39,189  $  990  $40,179  $(11,500)(1)$28,679
 Finance receivables     -      7,511    7,511      -         7,511
 Other receivables      9,346    -       9,346      -         9,346
 AFS net assets        21,095    -      21,095      -        21,095
 Other                  1,188      63    1,251      -         1,251
  Total Current        70,818   8,564   79,382   (11,500)    67,882

Property/Equipment     15,366      82   15,448      -        15,448
Intangibles              -        -       -        3,568(1)   3,568
Other Assets              116     158      274      -           274
  Total Assets        $86,300  $8,804  $95,104  $ (7,932)   $87,172

Current Liabilities   $ 7,593  $  851  $ 8,444  $   -       $ 8,444
Other Liabilities        -         21       21      -            21
  Total Liabilities     7,593     872    8,465      -         8,465

Shareholders' Equity   78,707   7,932   86,639    (7,932)(1) 78,707

  Total Liabilities
  & Shareholders'
  Equity              $86,300  $8,804  $95,104  $ (7,932)   $87,177

      This pro forma balance sheet should be read in conjunction with the related Description and Notes to Condensed Pro Forma Financial Statements and the Registrant's financial statements contained in its Form 10-Q and Form 10-K filings with the Commission.

         ANUHCO, INC. AND AGENCY PREMIUM RESOURCE, INC.
             Condensed Pro Forma Statement of Income
              For the year ended December 31, 1994
                           (Unaudited)
            (in thousands, except per share amounts)


                                               ProForma
                               Historical       Adjust  ProForma
                      Anuhco    APR   Combined  ments   Combined
Operating Revenue     $95,772  $3,690  $99,462  $ -     $99,462

Operating Expenses
 Salaries, wages &
  employee benefits    51,732     931   52,663    -      52,663
 Operating supplies
  & expenses           10,869   1,781   12,650    -      12,650
 Operating taxes &
  licenses              2,597     -      2,597    -       2,597
 Insurance & claims     2,209     -      2,209    -       2,209
 Depreciation &
  amortization          2,315     143    2,458    350(1)  2,808
 Purchased transpor-
  tation & rents       20,829     -     20,829    -      20,829
Total operating
 expenses              90,551   2,855   93,406    350    93,756

Operating Income        5,221     835    6,056   (350)    5,706

Nonoperating
 Income (Expense)         274     (25)     249    -         249

Income Before
 Income Taxes           5,495     810    6,305   (350)    5,955

Income Tax Provision     -        280      280    (80)(1)   200

Net Income            $ 5,495  $  530  $ 6,025  $(270)  $ 5,755

Average Common
 Shares Outstanding     7,545                             7,545

Net Income Per Share    $0.73                             $0.76

      This pro forma statement of income should be read in conjunction with the related Description and Notes to Condensed Pro Forma Financial Statements and the Registrant's financial statements contained in its Form 10-Q and Form 10-K filings with the Commission.

         ANUHCO, INC. AND AGENCY PREMIUM RESOURCE, INC.
             Condensed Pro Forma Statement of Income
            For the three months ended March 31, 1995
                           (Unaudited)
            (in thousands, except per share amounts)
                                               ProForma
                               Historical       Adjust  ProForma
                      Anuhco    APR   Combined  ments   Combined
Operating Revenue     $24,632  $  907  $25,539  $ -     $25,539

Operating Expenses
 Salaries, wages &
  employee benefits    13,627     242   13,869    -      13,869
 Operating supplies
  & expenses            2,999     454    3,453    -       3,453
 Operating taxes &
  licenses                677     -        677    -         677
 Insurance & claims       569     -        569    -         569
 Depreciation &
  amortization            598      42      640    88(1)     728
 Purchased transpor-
  tation & rents        5,193     -      5,193    -       5,193
Total operating
 expenses              23,663     738   24,401    88     24,489

Operating Income          969     169    1,138   (88)     1,050

Nonoperating
 Income (Expense)         630     -        630    -         630

Income Before
 Income Taxes           1,599     169    1,768   (88)     1,680

Income Tax Provision      320      60      380   (20)(1)    360

Net Income            $ 1,279  $  109  $ 1,388  $(68)   $ 1,320

Average Common
 Shares Outstanding     7,554                            7,554

Net Income Per Share    $0.169                           $0.175

      This pro forma statement of income should be read in conjunction with the related Description and Notes to Condensed Pro Forma Financial Statements and the Registrant's financial statements contained in its Form 10-Q and Form 10-K filings with the Commission.

         ANUHCO, INC. AND AGENCY PREMIUM RESOURCE, INC.
             Notes to Pro Forma Financial Statements

                     (dollars in thousands)

1. These Notes to Pro Forma Financial Statements are not intended to disclose all data of significance relative to the historical financial statements of the entities. The Notes and the related Pro Forma Financial Statements should be read in conjunction with the historical interim and annual financial statements of Anuhco, Inc. ("Anuhco") filed with the Commission on Forms 10-Q and 10-K. Anuhco knows of no material non-reoccuring credits or charges from the acquisition of Agency Premium Resource, Inc. ("APR") from Seafield Capital Corporation ("Seafield") and C. Ted McCarter that will be included in Anuhco's statement of income subsequent to May 31, 1995 (the date of acquisition).

2.    Pro Forma balance sheet adjustments.

      See Description of Condensed Pro Forma Financial Statements for a description of the historical balance sheets used to prepare the Condensed Pro Forma Balance Sheet. The following descriptions correspond to the numbering of the adjustments set forth on the Condensed Pro Forma Balance Sheet.

 (1)  To record acquisition as follows:

        Anuhco cash payment to APR shareholders   $11,500

        Shareholders' equity acquired               7,932

        Intangibles acquired, including goodwill  $ 3,568

3.    Pro Forma income statement adjustments.

      See Description of Condensed Pro Forma Financial Statements for a description of the historical income statements used to prepare the Condensed Pro Forma Income Statements. The following descriptions correspond to the numbering of the adjustments and eliminations set forth on the Condensed Pro Forma Income Statements.

                                                  Dec 31   Mar 31
                                                   1994     1995
 (1)  Amortization of intangibles, including
      goodwill, arising in acquisition
      (see note 2, above)                          $ 350    $ 88

 (2)  Income tax benefit of Pro Forma net
      adjustments to income before income taxes    $ (80)   $(20)

                           SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                             ANUHCO, INC.

                    By:   /s/ Timothy P. O'Neil
                       Timothy P. O'Neil, President &
                       Chief Financial Officer

Date:  July 21, 1995